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                                                                    EXHIBIT (14)


            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights," "Miscellaneous," and in Sections 4.1(f) and 4.2(g) of "Representations, Warranties and Covenants" in the Prospectus and to the incorporation by reference of our reports, dated August 20, 2008, of the California Intermediate Tax Free Fund, the Colorado Intermediate Tax Free Fund, the California Tax Free Fund, and the Colorado Tax Free Fund (collectively referred to herein as the Tax Free Funds) as included in the Annual Report to Shareholders for the year ended June 30, 2008, in the Statement of Additional Information, as included in this Registration Statement for the Tax Free Funds, a series of funds within First American Investment Funds, Inc., on Form N-14 (No. 811-05309).

Additionally, we consent:

     - To the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to reference of our report in the Annual Report to Shareholders of the Tax Free Funds as included in the Statement of Additional Information, dated August 20, 2007, which is incorporated by reference in the Statement of Additional Information in this Registration Statement for the Tax Free Funds, a series of funds within First American Funds, Inc., on Form N-14 (No. 811-05309).

     - To the reference of our report in the Annual Report to Shareholders of the Tax Free Funds, a series of funds within First American Funds, Inc., dated August 20, 2008, which is incorporated by reference in the Statement of Additional Information in this Registration Statement for the Tax Free Funds, a series of funds within First American Funds, Inc., on Form N-14 (No. 811-05309).


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 8, 2008